Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE
Contact: Lynda L. Glass
717.339.5085

ACNB CORPORATION HOLDS

ANNUAL MEETING OF SHAREHOLDERS

GETTYSBURG, PA, May 3—The Annual Meeting of Shareholders of ACNB Corporation, headquartered in Gettysburg, PA, was held on Tuesday, May 1, at the Operations Center of ACNB Corporation, 100 V-Twin Drive, Gettysburg, PA, at 1:00 p.m.  ACNB Corporation is the financial holding company for the wholly-owned subsidiaries of Adams County National Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD.  Farmers National Bank of Newville, Cumberland County, PA, is a division of Adams County National Bank.

The business matters resolved at the Annual Meeting included five (5) proposals and the election of directors, all of which were approved by the requisite majority of ACNB Corporation shareholders.  The first proposal fixed the number of directors of the Corporation at thirteen (13).  The second proposal fixed the number of Class 1 Directors at five (5); the third proposal fixed the number of Class 2 Directors at four (4); and, the fourth proposal fixed the number of Class 3 Directors at four (4).  In addition, Beard Miller Company, LLP was ratified as ACNB Corporation’s independent auditors for the year ending December 31, 2007.

The election of five (5) Class 1 Directors followed.  Each member of the Corporation’s Board also serves on the Board of Directors for the Corporation’s bank subsidiary, Adams County National Bank.

The shareholders elected Ronald L. Hankey, James J. Lott, Robert W. Miller, Marian B. Schultz and James E. Williams as Class 1 Directors for a three-year term expiring in 2010.  Mr. Hankey and Ms. Schultz were previously members of the Board of Directors of ACNB Corporation.  Mr. Lott, Mr. Miller and

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Mr. Williams are all newly-elected members of the Board of Directors of ACNB Corporation.  Mr. Lott is President of Bonnie Brae Fruit Farms, Inc. of Gardners, PA.  Mr. Miller is President of Miller, Brown, Ohm & Associates, P.C. , a certified public accounting firm located in McSherrystown, PA.  Mr. Williams is President of C. E. Williams Sons, Inc., a paving and excavating company located in Gettysburg, PA.

ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of Adams County National Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD.  Originally founded in 1857 and celebrating its 150th Anniversary in 2007, Adams County National Bank serves its marketplace via a network of eighteen retail banking offices located throughout Adams County, PA, and in Dillsburg and Hanover, York County, PA, as well as a Chambersburg Loan Office in Franklin County, PA.  Farmers National Bank of Newville, a division of Adams County National Bank, serves customers at three retail banking offices in the Newville, Cumberland County, PA, area.  Russell Insurance Group, Inc. offers a broad range of commercial and personal insurance lines with licenses in thirty-two states, including Pennsylvania and Maryland, and offices in Westminster, Carroll County, MD, and Timonium, Baltimore County, MD.  On March 31, 2007, total assets of ACNB Corporation were $962 million.

In addition to historical information, this press release may contain forward-looking statements.  Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas.  Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy.  Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations.  Actual results may differ materially from those projected in the forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements.  They only reflect management’s analysis, as of this date.  The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances.  Please carefully review the risk factors described in other documents the Corporation files from time-to-time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the Securities and Exchange Commission.

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ACNB #2007-04

May 3, 2007